State of Wyoming

Office of the
Secretary of State

United States of America, }
State of Wyoming } ss.

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that according to the records of this office,

Pacific Gold Corp
is a
Profit Corporation

formed or qualified under the laws of Wyoming did on **July 16, 2009**, comply with all applicable requirements of this office. Its period of duration is Perpetual. This entity has been assigned entity identification number **2009-000572352**

This entity is in existence and in good standing in this office and has filed all annual reports and paid all annual license taxes to date, or is not yet required to file such annual reports; and has not filed Articles of Dissolution.

I have affixed hereto the Great Seal of the State of Wyoming and duly generated, executed, authenticated, issued, delivered and communicated this official certificate at Cheyenne, Wyoming on this 16th day of July, 2009 at 10:24 AM.

Max Maxfield
Secretary of State

By Sherry Kline

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Pacific Gold Corp

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **16th** day of **July**, **2009**.

Secretary of State

By: Jenny Kline

Filed Date: 07/16/2009

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment
By Registered Agent

I, SmallBiz Agents, Inc. , voluntarily consent to serve as the registered agent for Pacific Gold Corp. on the date shown below.

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Date: 07/13/2009
(mm/dd/yyyy)

Signature: [signature]
(Shall be executed by the registered agent.)

Print Name: Michael Banner

Title: President, SmallBiz Agents, Inc.

Contact Person: Karen Sena

Daytime Phone Number: 520 881-3989

Checklist
[✓] Submit one **originally signed** consent to appointment and one exact photocopy.

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 07/16/2009 10:17 AM
ID: 2009-000572352

Profit Corporation
Articles of Incorporation

1. Corporation name: Pacific Gold Corp.

2. Name and physical address of its registered agent: SmallBiz Agents, Inc.
(The registered agent may be an individual resident in Wyoming, a domestic corporation, or foreign corporation authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

   109 W. 17th Street

   Cheyenne WY 82001

3. Mailing address of the corporation:

   109 W. 17th Street

   Cheyenne WY 82001

4. Principle office address:

   Room 423 Unit B Minghubuilding No.24 Huangsi Street, Western City District, Beijing, China 100011

5. Number and class of shares the corporation will have the authority to issue:

   500,000,000 Common

6. Number and class of shares which are entitled to receive the net assets upon dissolution:

   0

7. Incorporators *(list names and addresses of each incorporator)*:

   Karen Sena

   PO Box 13092

   Tucson, AZ 85732

RECEIVED
SECRETARY OF STATE

STATE OF WYOMING
Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

Secretary of State

By:

Date: